UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2006 (May 26, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2006, Dynegy Inc. (“Dynegy”) completed the previously announced public offering of its Class A common stock. Pursuant to the underwriting agreement, dated as of May 23, 2006 (the “Underwriting Agreement”), by and between Dynegy and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the underwriters (collectively, the “Underwriters”), Dynegy sold an aggregate 40.25 million shares of its Class A common stock, including 5.25 million shares pursuant to the Underwriters’ option under the Underwriting Agreement to purchase up to an additional 5.25 million shares. The net proceeds of the offering to Dynegy, after payment of underwriting discounts and other expenses of the offering, were approximately $176 million.

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Also on May 26, 2006, Dynegy Holdings Inc. (“DHI”) entered into an amendment, dated as of May 26, 2006 (the “Credit Facility Amendment”), to DHI’s fourth amended and restated credit agreement, dated as of April 19, 2006 (the “Senior Secured Credit Facility”), with Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as co-administrative agents, JPMorgan Chase Bank, N.A., as collateral agent, Citicorp USA, Inc., as payment agent, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, Dynegy, as parent guarantor, and the other financial institutions parties thereto as lenders. The Credit Facility Amendment amends the Senior Secured Credit Facility by adding a new $150 million term loan facility (the “Term Loan Facility”) to the existing $470 million revolving credit facility and $200 million term letter of credit facility. The Term Loan Facility was fully drawn by DHI on May 26, 2006. DHI used $50 million of the proceeds to make a one-time cash dividend to Dynegy, and will use the remainder of the proceeds for general corporate purposes.

The Term Loan Facility matures on the earlier of January 31, 2012 or the date that is five business days after the consummation of Dynegy’s pending sale of its Rockingham generation facility (as announced on May 22, 2006). If the maturity date has not occurred, the Term Loan Facility is payable in quarterly installments beginning on December 31, 2006. Borrowings under the Term Loan Facility bear interest at the relevant Eurodollar rate plus a ratings-based margin of 175 basis points or the relevant base rate plus a ratings-based margin of 75 basis points.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Senior Secured Credit Facility was filed as Exhibit 10.1 to the Current Report on Form 8-K of Dynegy and DHI filed with the Commission on April 20, 2006 and is also incorporated herein by reference.

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In connection with the closing of the public offering of its Class A common stock, Dynegy consummated, on May 26, 2006, its previously announced preferred stock redemption agreement, dated as of May 22, 2006 (the “Redemption Agreement”), with Chevron U.S.A. Inc., a wholly owned subsidiary of Chevron Corporation (“CUSA”). Pursuant to the Redemption Agreement, Dynegy purchased from CUSA all 8 million shares of its outstanding Series C convertible preferred stock for a cash purchase price of $400 million (equal to the aggregate liquidation preference of the Series C convertible preferred stock), plus accrued and unpaid dividends totaling approximately $6.3 million. Dynegy used the one-time $50 million cash dividend from DHI described above, together with the net proceeds of the public offering of its Class A common stock described above and cash on hand, to consummate the Redemption Agreement.

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In connection with the consummation of the Redemption Agreement, Dynegy and CUSA entered into a second amended and restated shareholder agreement, dated as of May 26, 2006 (the “New Shareholder Agreement”), which became effective as of the consummation of the Redemption Agreement. The New Shareholder Agreement amends and restates the amended and restated shareholder agreement between Dynegy and CUSA, dated as of August 11, 2003 (the “2003 Agreement”), and is substantially similar to the 2003 Agreement, except that the provisions of the 2003 Agreement relating to Dynegy’s Series C convertible preferred stock and the Public Utility Holding Company Act of 1935 have been eliminated.

As with the 2003 Agreement, the New Shareholder Agreement: (a) provides that to become the owner of more than 40% of Dynegy’s voting securities, CUSA must make a written offer to purchase all of Dynegy’s outstanding stock; (b) restricts the manner in which CUSA may transfer its shares of Dynegy’s Class B common stock; (c) provides that if CUSA or its board designees block certain transactions (which they are entitled to do under Dynegy’s bylaws - two times in any 24-month period or three times over any period of time), CUSA will be required to either (i) sell its shares of Dynegy’s Class B common stock or (ii) elect to retain its shares of Dynegy’s Class B common stock, but forfeit its right and the right of its board designees to block such transactions; (d) prohibits Dynegy from issuing shares of its Class B common stock to any person other than CUSA and its affiliates; and (e) provides CUSA with certain preemptive rights to acquire shares of Dynegy’s common stock in proportion to its then-existing ownership of Dynegy’s stock whenever Dynegy issues shares of stock or securities convertible into stock.

The foregoing description of the New Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Shareholder Agreement which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)	See Item 1.01 which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 26, 2006, Dynegy issued a press release announcing (i) the consummation of the Redemption Agreement, (ii) the closing of the public offering of its Class A common stock and (iii) the execution by DHI of the Credit Facility Amendment and DHI’s receipt of proceeds under the related Term Loan Facility. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release shall not be deemed to be incorporated by reference into the filings of Dynegy or DHI under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. The press release contains statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth in such press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Amended and Restated Shareholder Agreement, dated as of May 26, 2006, by and between Dynegy Inc. and Chevron U.S.A. Inc.

10.1	Amendment No. 1, dated as of May 26, 2006, to the Fourth Amended and Restated Credit Agreement, dated as of April 19, 2006, among Dynegy Holdings Inc., as borrower, Dynegy Inc., as parent guarantor, the other guarantors party thereto, the lenders party thereto and the various other parties thereto

99.1	Press release by Dynegy Inc., dated May 26, 2006, announcing (i) the consummation of its preferred stock redemption agreement with Chevron U.S.A. Inc., (ii) the closing of the public offering of its Class A common stock and (iii) the execution by Dynegy Holdings Inc. of an amendment to Dynegy Holdings Inc.’s fourth amended and restated credit agreement and Dynegy Holdings Inc.’s receipt of $150 million in proceeds under the related term loan facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: June 1, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP-Administration & Secretary

DYNEGY HOLDINGS INC.
(Registrant)

Date: June 1, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP-Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Shareholder Agreement, dated as of May 26, 2006, by and between Dynegy Inc. and Chevron U.S.A. Inc.

10.1	Amendment No. 1, dated as of May 26, 2006, to the Fourth Amended and Restated Credit Agreement, dated as of April 19, 2006, among Dynegy Holdings Inc., as borrower, Dynegy Inc., as parent guarantor, the other guarantors party thereto, the lenders party thereto and the various other parties thereto

99.1	Press release by Dynegy Inc., dated May 26, 2006, announcing (i) the consummation of its preferred stock redemption agreement with Chevron U.S.A. Inc., (ii) the closing of the public offering of its Class A common stock and (iii) the execution by Dynegy Holdings Inc. of an amendment to Dynegy Holdings Inc.’s fourth amended and restated credit agreement and Dynegy Holdings Inc.’s receipt of $150 million in proceeds under the related term loan facility